EXHIBIT 10.10


     THIS AGREEMENT, effective as of March 12, 2003, is entered into between Panamerican Beverages, SA de CV, a corporation organized and existing under the laws of the Republic of Mexico, with tax residence in Switzerland and an office at Bahnhofstrasse 21, 6300 Zug, Switzerland (hereinafter referred to as "THE COMPANY") and Panamco Bajio, SA de CV, a corporation organized and existing under the laws of the Republic of Mexico, with offices at Boulevard Manuel Avila Camacho No. 40, piso 21, Colonia Lomas de Chapultepec, Mexico, D.F., (hereinafter referred to as "THE BOTTLER"). THE COMPANY and THE BOTTLER are referred to herein individually as a "Party" and collectively as the "Parties."

                                  WITNESSETH:

     WHEREAS, THE COMPANY is the Registered Owner of the trademarks in the International Class 32 under the registration numbers 436643 RISCO, 455234 RISCO and DESIGN, 458791 WATER CONTAINER DESIGN (hereinafter referred to as the "Risco Trademarks") in the Republic of Mexico. The COMPANY is also the Registered Owner of all other water trademarks as listed in Schedule A (attached hereto) in the Republic of Mexico. Together with the Risco Trademarks, all other water trademarks are collectively referred to as the "Purified Water Trademarks";

     WHEREAS, the Parties entered into a Trademark License Agreement with the effective date of January 1, 2003, pursuant to which THE BOTTLER received from THE COMPANY an exclusive license to use and exploit the Purified Water Trademarks throughout the Bajio territory of the Republic of Mexico, as that territory is described in Appendix III of the "Contrato de Embotellador" executed by and between THE COCA-COLA COMPANY and THE BOTTLER on July 1, 1999, (hereinafter referred to as the "LICENSED TERRITORY") in connection with the manufacturing, marketing and sale of PURIFIED WATER for a term of ten years (hereinafter referred to as the "TRADEMARK LICENSE AGREEMENT");

     WHEREAS, the Parties exercised their rights pursuant to Clause 12 of the TRADEMARK LICENSE AGREEMENT and entered into a TERMINATION AGREEMENT

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on March 12 2003, whereby the Parties mutually agreed to terminate the portion of the TRADEMARK LICENSE AGREEMENT relating to the Purified Water Trademarks;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the Parties agree as follows:

     1. The term of this Agreement (hereinafter referred to as the "Term") shall commence on the effective date of March 12, 2003 and shall expire on March 12, 2013.

     2. THE COMPANY owns all rights, title and interest to the Purified Water Trademarks, including all intangible property attached thereto, in and to the Purified Water Trademarks, and all trademark rights embodied therein shall at all times be solely vested in THE COMPANY. THE BOTTLER has no right, title, interest or claim of ownership in the Purified Water Trademarks, except for the license expressly granted in TRADEMARK LICENSE AGREEMENT with effective date of January 1, 2003.

     3. THE COMPANY covenants and agrees that for the Term, it or any of its subsidiaries, affiliates or other related parties shall not compete with THE BOTTLER in the preparation, treatment, sale and distribution of PURIFIED WATER within the LICENSED TERRITORY. In addition, THE COMPANY undertakes not to disclose any information with regard to the products under the Risco trademarks, or of any other Purified Water Trademark with which it produces or has produced PURIFIED WATER before the date hereof.

     4. THE COMPANY covenants and agrees:

- To not use its experience, know-how or relationships either directly or indirectly, by means of an individual or a company during the Term, within the LICENSED TERRITORY, in the development of the Risco trademarks or any other Purified Water Trademark, unless previously authorized by THE BOTTLER in writing.

- To not act as an advisor or counselor or participate in any manner whatsoever with any other person, whether an individual or a company, that could engage in the PURIFIED WATER business in the LICENSED TERRITORY, nor shall it compete with THE BOTTLER in any


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     manner in the LICENSED TERRITORY, except to the extent THE BOTTLER shall so authorize previously in writing.

- To not invest directly or indirectly in an individual person or a company that is involved, in anyway, with the PURIFIED WATER business in the LICENSED TERRITORY.

- To not disclose, communicate or use any confidential information or industrial secrets, production processes, know-how or any other technical information that may impair THE BOTTLER's PURIFIED WATER business in the LICENSED TERRITORY.

     5. As consideration for THE COMPANY's foregoing covenant not to exploit the Purified Water Trademarks within the LICENSED TERRITORY for the said Term, THE BOTTLER agrees to pay THE COMPANY US $26,000,000 (twenty six million US dollars) by March 31, 2003.

     6. The foregoing covenant not to exploit the Risco Trademarks within the LICENSED TERRITORY shall automatically expire at the conclusion of the Term.

     7. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Mexico.

     IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.


Panamerican Beverages, SA de                     Panamco Bajio, SA de CV
CV

By:                                              By:
   --------------------------                       --------------------------
   (Title)                                          (Title)